                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              VERIZON SOUTH INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)

           VIRGINIA                                             56-0656680
        --------------                                       ---------------
(State of incorporation or organizational)       (IRS Employer Identification No.)



                    1095 Avenue of the Americas, Room 3868
                           New York, New York 10036
                                (212) 395-2121
                       --------------------------------
                   (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered
    -------------------                     ------------------------------

7.00% Debentures, Series F, due 2041          New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X].

If this Form related to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ].

Securities Act registration statement file number which this form relates (if applicable):

       333-92891

Securities to be registered pursuant to Section 12(g) of the Act:

       Not applicable.
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Item 1.     DESCRIPTION OF SECURITIES TO BE REGISTERED

            The material set forth in the sections captioned "Description of the Series F Debentures" and "Description of the Debentures" in the form of prospectus filed with the Securities and Exchange Commission on April 11, 2001 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is incorporated herein by reference.


Item 2.     EXHIBITS

            None
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        VERIZON SOUTH INC.



                                        By: /s/ David S. Kauffman
                                            ----------------------
                                        Title: Assistant Secretary

Dated: May 7, 2001